Page 15 of 19 Pages

                                    EXHIBIT A

                             JOINT FILING AGREEMENT

                  The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Akamai Technologies, Inc. dated November 8, 1999 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Date:  November 8, 1999

                                  BAKER COMMUNICATIONS FUND, L.P.

                                  By:      Baker Capital Partners, LLC
                                           Its General Partner


                                           By:   /S/ JOHN C. BAKER
                                                 -------------------------------
                                                    John C. Baker
                                                    Chairman


                                  BAKER CAPITAL PARTNERS, LLC


                                  By:      /S/ JOHN C. BAKER
                                           -------------------------------------
                                           John C. Baker
                                           Chairman

                                                             Page 16 of 19 Pages



                                 EDWARD W. SCOTT


                                 /S/ EDWARD W. SCOTT
                                 -----------------------------------------------